Exhibit 99.2

Execution Copy

CREDIT AGREEMENT

among

BARON SELECT FUNDS, on behalf of its series

BARON PARTNERS FUND,

as Borrower

THE LENDERS NAMED HEREIN

STATE STREET BANK AND TRUST COMPANY,

as Operations Agent

BANK OF AMERICA, N.A.,

as Administrative Agent

and

BANC OF AMERICA SECURITIES LLC,

as Lead Arranger and Book Manager

(continued)

(continued)

(continued)

Schedule 1 -	Addresses for Notices, Commitment Amounts and Lending Offices

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Base Report
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of Extension Request
Exhibit E	Form of Opinion of Counsel for the Borrower
Exhibit F	Form of Assignment and Acceptance

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of September 28, 2007 (as amended, modified, supplemented and in effect from time to time, the “Agreement”), by and among Baron Select Funds, on behalf of its series Baron Partners Fund, the lending institutions listed on the signature pages hereof, State Street Bank and Trust Company, as operations agent for itself and such other lending institutions, and Bank of America, N.A., as administrative agent.

The parties hereto hereby agree as follows;

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Act” has the meaning set forth in Section 9.10.

“Additional Commitment” has the meaning set forth in Section 2.08.

“Additional Commitment Bank” has the meaning set forth in Section 2.08.

“Adjusted Net Assets” means, as at any date of determination, an amount equal to (a) the value of the Total Assets of the Borrower minus (b) the Total Liabilities of the Borrower that are not Senior Securities Representing Indebtedness. For the purposes of calculating the Adjusted Net Assets, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability, and (ii) the fair market value of all assets pledged to secure such liability.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements) in favor of any other Person, other than, in the case of the Borrower, Liens permitted under Section 5.08(a).

“Affiliate” has the meaning ascribed to the term “Affiliated Person” in the Investment Company Act and the rules and regulations thereunder.

“Affiliated Person” has the meaning ascribed to that term in the Investment Company Act and the rules and regulations thereunder.

“Aggregate Commitment Amount” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Effective Date, the Aggregate Commitment Amount is $550,000,000.

“Applicable Law” means any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its property is bound.

“Asset Value” means, as of any day of determination in respect of any asset of the Borrower, the Value of such asset computed in the manner as such Value is required to be computed by the Borrower in accordance with the Prospectus and Applicable Law, including, without limitation, the Investment Company Act; provided that:

(a) the Asset Value of any asset shall be net of the Borrower’s liabilities relating thereto, including without limitation all of the Borrower’s obligations to pay any unpaid portion of the purchase price thereof, and

(b) when calculating the “Asset Value” of any asset, the Borrower shall calculate such value daily in good faith using one of the following procedures: (i) a quotation received from a Pricing Service, (ii) a quotation received from an independent dealer making a market in such security or (iii) the last closing price thereof established on a public trading market; provided, further, that for any asset for which independent reliable market quotations are not available (or which is not otherwise valued for the Borrower by a Pricing Service), the Asset Value of such asset shall be deemed zero for purposes of this definition.

“Assignee” has the meaning set forth in Section 9.06(c).

“Authority” means any governmental or quasi-governmental authority (including the Financial Industry Regulatory Authority, the stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic), whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Authorized Officer” means, in respect of the Trust or the Borrower, the president, any executive or senior vice president, any vice president, the treasurer, or any other duly authorized officer of the Trust, provided that, in each case, the Operations Agent shall have received a manually signed certificate of the Secretary or Assistant Secretary of the Trust as to the incumbency of, and bearing a manual specimen signature of, such duly authorized officer.

“Bank” means State Street, each lender named on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), each lender which becomes a Bank pursuant to Section 2.11, and their respective successors and assigns.

“Base Rate” means the higher of (a) the annual rate of interest announced from time to time by State Street at its head office in Boston, Massachusetts as its “prime rate” and (b) one-half of one percent (1/2%) above the Federal Funds Rate as in effect from time to time.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” means the Trust for and on behalf of its series the Baron Partners Fund.

“Borrowing” means the aggregation of Loans of the Banks to be made to the Borrower pursuant to Article II hereof on a single date.

“Borrowing Base Amount” means, at the relevant time of reference thereto, an amount determined by the Operations Agent by reference to the most recent Borrowing Base Report which is equal to the sum of the following items to the extent that they are classified as “assets” on the balance sheet of the Borrower in accordance with generally accepted accounting principles:

(a) 95% of the aggregate Asset Value of all Eligible Government Securities;

(b) 50% of the aggregate Asset Value of all Eligible Equity Securities; and

(c) 0% of the aggregate Asset Value of all other assets of the Borrower;

provided, that:

(i) if the securities issued or Guaranteed by or owing from any one Person (other than Eligible Government Securities) constitutes more than 10% of the Borrowing Base Amount, the amount of such excess shall not be included in the calculation of the Borrowing Base Amount;

(ii) there shall not be included in the calculation of the Borrowing Base Amount any Eligible Government Security with respect to which a default in the payment of principal or interest has occurred and has not been cured; and

(iii) no asset shall be included in the calculation of the Borrowing Base Amount if it (A) constitutes an Illiquid Asset, (B) constitutes an asset which is the subject of a reverse repurchase agreement, dollar roll, securities lending transaction or other Financial Contract or otherwise segregated to satisfy any obligations with respect thereto, or (C) is not permitted to be purchased by the Borrower in accordance with the Prospectus.

“Borrowing Base Report” means a Borrowing Base Report for the Borrower signed by an Authorized Officer of the Borrower and in substantially in the form of Exhibit B attached hereto.

“Borrowing Date” means the Business Day on which Loans are advanced hereunder as specified in a Notice of Borrowing delivered pursuant to Section 2.02 hereof and the date on which any Loan is converted or continued in accordance with Section 2.16.

“Business Day” means any day which (a) is not a day on which commercial banks are authorized or required to be closed in Boston, Massachusetts or New York City, New York or a legal holiday on which the New York Stock Exchange is scheduled to be closed and (b) is, in the case of LIBOR Rate Loans, a LIBOR Business Day.

“Charter Documents” means, collectively, the declaration of trust, by-laws, and other organizational or governing documents of the Trust.

“Commitment” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans hereunder.

“Commitment Amount” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto (as such Schedule may be amended and in effect from time to time), as such amount may be reduced from time to time pursuant to Sections 2.10 or 9.06(c), increased from time to time pursuant to Section 9.06(c), or created or increased pursuant to Section 2.11.

“Commitment Percentage” means, with respect to each Bank, the ratio of such Bank’s Commitment Amount to the Aggregate Commitment Amount expressed as a percentage. The Commitment Percentage of each Bank as of the date set forth on Schedule 1 attached hereto is as set forth opposite the name of such Bank on Schedule 1 attached hereto.

“Confidential Material” has the meaning set forth in Section 9.09.

“Consent Date” has the meaning set forth in Section 2.08.

“Conversion Request” means a notice given by the Borrower to the Operations Agent of the Borrower’s election to convert or continue a Loan in accordance with Section 2.16.

“Covered Person” has the meaning set forth in Section 9.03.

“Custodian” means the entity which, on the Effective Date, acts as the Borrower’s custodian for purposes of Section 17(f) of the Investment Company Act.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable in accordance with customary practices, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with generally accepted accounting principles, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed or Guaranteed by such Person, (f) all obligations of such Person under Guarantees, all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, or other similar obligations, (g) all obligations of such Person in respect of judgments, (h) all obligations of such Person in respect of banker’s acceptances and under reverse repurchase agreements, and (i) all obligations of such Person in respect of Financial Contracts, and (i) all obligations that are senior securities for purposes of the Investment Company Act.

“Default” means any condition or event which, with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Delinquent Bank” has the meaning set forth in Section 7.10(a).

“Domestic Lending Office” means, initially the office of each Bank designated as such in Schedule 1 hereto; thereafter such other office of such Bank, if any, located within the United States that will be making or maintaining Overnight Rate Loans.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01.

“Eligible Equity Securities” means Equity Securities which (a) have a Value of at least $10.00 per share, (b) are traded on the New York or American Stock Exchange or the NASDAQ National Market System, and (c) are not subject to any Adverse Claims and in which the Operations Agent, for the benefit of itself and the Banks, has a valid and perfected first priority security interest.

“Eligible Government Securities” means Government Securities which are not subject to any Adverse Claims and in which the Operations Agent, for the benefit of itself and the Banks, has a valid and perfected first priority security interest.

“Equity Securities” means common and preferred stock, warrants, membership interests or partnership interests, equity interests in trusts, partnerships, limited liability companies, joint ventures or similar enterprises and depositary receipts.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means, with respect to the Borrower, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Executive Order” has the meaning set forth in Section 4.14.

“Existing Termination Date” has the meaning set forth in Section 2.08.

“Failure” has the meaning set forth in Section 7.10(b).

“Federal Funds Rate” means, for any day, an interest rate per annum equal to the rate appearing on Bloomberg page BTMM as quoted by Garvin Guy Butler as of 9:30 A.M. (Boston time) as the “Federal Funds Asked Rate” (or any successor or substitute page of such service, or any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as determined by the Operations Agent from time to time for the purposes of providing quotations) or, if such rate is not so published, an interest rate per annum equal to the quotation received by the Operations Agent at approximately 9:30 a.m. (Boston time) on such day from a Federal funds broker of recognized standing selected by the Operations Agent in its sole discretion on overnight Federal funds transactions.

“Financial Contract Liability” means, at any time, the net amount, if any, that a Person would be obligated, in accordance with each Financial Contract to which such Person is a party, to pay to the relevant counterparty thereto if such Financial Contract and all transactions thereunder terminated at such time in accordance therewith on a complete no-fault basis (including, without limitation, any such amounts that would not be recorded as a liability under generally accepted accounting principles, such as fees payable upon early termination of a Financial Contract).

“Financial Contracts” means option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, repurchase agreements, securities lending agreements, when-issued securities, swap, swaption, floor, cap, or collar agreements, other similar arrangements and other obligations that would be, but for the segregation of assets thereof, senior securities for purposes of the Investment Company Act.

“Foreign Assets Control Regulations” has the meaning set forth in Section 4.14.

“Foreign Bank” means any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Government” means, with respect to any sovereignty, the government or any agency or instrumentality thereof.

“Government Securities” means “government securities” (as defined in the Investment Company Act), which for the purposes hereof shall include any securities issued or guaranteed as to principal or interest by the Government of the United States.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing, with all Authorities.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Illiquid Asset” means as of any date, any asset (i) for which there is no established public or private institutional trading market, such that such asset may be reasonably expected to be sold in such market within seven (7) days in the ordinary course of business at a price approximating the Asset Value of such asset on such date, subject only to fluctuations in the market price therefor, (ii) the fair market value of which is not readily ascertainable from recognized independent sources in the market for such assets or (iii) otherwise classified as an “illiquid security” by the Borrower or the Investment Adviser.

“Increase Notice” has the meaning set forth in Section 2.11.

“Interest Payment Date” means (a) as to any Overnight Rate Loan, the last day of the calendar month with respect to interest accrued during such calendar month, including, without limitation, the calendar month which includes the Borrowing Date of such Overnight Rate Loan; and (b) as to any LIBOR Rate Loan, the last day of the Interest Period for such LIBOR Rate Loan.

“Interest Period” means, respect to each Loan, (a) initially, the period commencing on the Borrowing Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Notice of Borrowing or as otherwise required by the terms of this Agreement (i) for any Overnight Rate Loan, the last day of the calendar month in which such Borrowing Date occurs; and (ii) for any LIBOR Rate Loan, one, two or three months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

(B) if any Interest Period with respect to an Overnight Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

(C) if the Borrower shall fail to give notice as provided in Section 2.16, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to an Overnight Rate Loan and the continuance of all Overnight Rate Loans as Overnight Rate Loans on the last day of the then current Interest Period with respect thereto;

(D) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

(E) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Investment Adviser” means BAMCO, Inc., a New York corporation.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Investment Policies and Restrictions” means, with respect to the Borrower, the provisions dealing with investment objectives, investment policies, distributions, and investment restrictions, as set forth in the Borrower’s Prospectus in effect on the Effective Date, as modified as permitted under this Agreement.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

“Liabilities” has the meaning set forth in Section 7.05.

“LIBOR Business Day” means day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Operations Agent in its sole discretion acting in good faith.

“LIBOR Lending Office” means, initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

“LIBOR Rate” means, for any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Operations Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period shall be the rate per annum determined by the Operations Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted by State Street and with a term equivalent to such Interest Period would be offered by State Street to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

“LIBOR Rate Loans” means Loans bearing interest calculated by reference to the LIBOR Rate.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, including any agreement preventing a Person from encumbering such asset.

“Loans” means the revolving credit loans made or to be made by the Banks pursuant to Section 2.01(a) and the Swing Line Advances made or to be made by State Street individually pursuant to Section 2.01(b).

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, the fee agreement described in Section 2.07(c) hereof, and any and all other documents and instruments required to be delivered pursuant to this Agreement, in each case as amended and in effect from time to time.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse effect on the ability of the Borrower to fully perform its obligations under this Agreement or any of the other Loan Documents, (b) an adverse effect on the Operations Agent’s right, title and interest, on behalf of itself and the Banks, in the collateral pledged to it pursuant to the Security Documents, or on the rights and remedies of the Operations Agent or any Bank under this Agreement or under any of the other Loan Documents, (c) a material adverse effect on the validity or enforceability of this

Agreement or any of the other Loan Documents, (d) a material adverse effect on the business, financial position, condition, operations, assets or properties of the Borrower or the Investment Adviser, or (e) a Default or an Event of Default.

“Maximum Permitted Borrowing” means, at any time of determination, an amount equal to the least of:

(a) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to Applicable Law, including the Investment Company Act,

(b) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings adopted by the Borrower in its Prospectus or elsewhere,

(c) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to any agreements with any Government Authority, and

(d) the maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.16,

in each case, as in effect at the time of determination.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Non-Extending Bank” has the meaning set forth in Section 2.08.

“Notes” means promissory notes of the Borrower, substantially in the form of Exhibit A attached hereto, and “Note” means any one of such promissory notes issued hereunder.

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Notice Date” has the meaning set forth in Section 2.08.

“Obligations” means all indebtedness, obligations and liabilities of the Borrower to any of the Banks or the Operations Agent, existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans or any of the Notes or other instruments at any time evidencing any thereof.

“Operations Agent” means State Street acting as Operations Agent for the Banks.

“Overnight Rate” means, for any day, 0.70% above the Federal Funds Rate as in effect on that day.

“Overnight Rate Loans” means any Loan bearing interest calculated by reference to the Overnight Rate.

“Participant” has the meaning set forth in Section 9.06(b).

“Person” means an individual, a corporation (or series thereof), a partnership, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pricing Service” means FT Interactive Data Corporation or any other independent pricing service that is approved by the Operations Agent in writing.

“Prior Line of Credit “ means the discretionary demand line of credit provided by State Street to the Borrower pursuant to the terms of that certain letter agreement, dated as of May 11, 2007, as amended, between the Borrower and State Street.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than any Authority) including, without limitation, those of shareholders and creditors and those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Prospectus” means, with respect to the Borrower, the prospectus dated April 30, 2007 and filed with the SEC as a part of the Trust’s registration statement on Form N-1A, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information included in such registration statement, and all supplements, amendments and modifications thereto as of the Effective Date, and as further supplemented, amended or modified in accordance with Applicable Law, including, without limitation, the Securities Act and the Investment Company Act.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Representatives” has the meaning set forth in Section 9.09.

“Required Banks” means at any time at least two Banks holding at least a majority of the aggregate unpaid principal amount of the Loans at such time; and if no principal is outstanding, at least two Banks having at least a majority of the Aggregate Commitment Amount then in effect; provided, however, that for purposes of determining Required Banks, the Commitment Amount or Loans, as the case may be, of each Delinquent Bank shall be disregarded for so long as such Bank remains a Delinquent Bank.

“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Termination Date.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, among the Borrower, the Operations Agent, on behalf of itself and the Banks, and the Borrower’s Custodian, as the same may be amended, restated, modified or supplemented from time to time.

“Security Documents” means, collectively, the Security Agreement and all other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to the Security Agreement or under Applicable Law.

“Senior Securities Representing Indebtedness” has the meaning set forth in Section 18(g) of the Investment Company Act.

“State Street” means State Street Bank and Trust Company, a Massachusetts trust company.

“Subsidiary” of the Borrower means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

“Swing Line Advance(s)” has the meaning set forth in Section 2.01(b).

“Termination Date” means September 26, 2008 or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof, provided that the Termination Date (and each Bank’s Commitment to make Loans to the Borrower hereunder) may be extended in accordance with Section 2.08 hereof.

“Total Assets” means, at any date, all assets of the Borrower which in accordance with generally accepted accounting principles would be classified as assets upon a balance sheet of the Borrower prepared as of such date, valued in accordance with the methods and procedures described in the Borrower’s Prospectus, provided, however, that Total Assets shall not include (a) equipment, (b) securities owned by the Borrower which are in default and (c) deferred organizational and offering expenses.

“Total Liabilities” means, at any date, all liabilities of the Borrower which in accordance with generally accepted accounting principles would be classified as liabilities upon a balance sheet of the Borrower prepared as of such date plus, without duplication, the aggregate amount of the Borrower’s Debt and Financial Contract Liability.

“Trading With the Enemy Act” has the meaning set forth in Section 4.14.

“Trust” means Baron Select Funds, a Delaware statutory trust.

“Type” means, as to any Loan, its nature as an Overnight Rate Loan or a LIBOR Rate Loan.

“Value” has the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Banks hereunder.

ARTICLE II

THE CREDIT

SECTION 2.01. Commitments to Lend. (a) Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower, and the Borrower may borrow, repay and reborrow from time to time during the Revolving Credit Period, upon notice by the Borrower to the Operations Agent given in accordance with Section 2.02 hereof, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts outstanding and all amounts requested) at any one time equal to such Bank’s Commitment Amount, provided that the aggregate principal amount of all Loans outstanding (after giving effect to all amounts requested) (i) shall not exceed at any time the lesser or (A) the Borrowing Base Amount and (B) the Aggregate Commitment Amount and (ii) shall not cause the Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Permitted Borrowing, in each case in effect at such time. Each Borrowing under this Section shall be in an aggregate principal amount of not less than $2,000,000 or a larger whole multiple of $500,000 and shall be made from the several Banks pro rata in accordance with each Bank’s Commitment Percentage. Each Loan shall mature and become due and payable as provided in Section 2.05.

(b) Subject to the terms and conditions set forth in this Agreement, State Street agrees to make Loans pursuant to this clause (b) (each, a “Swing Line Advance” and, collectively, the “Swing Line Advances”) to the Borrower in an aggregate principal amount not to exceed $50,000,000 at any time outstanding; provided, that after giving effect to any Swing Line Advance:

(i) the aggregate principal amount of all Loans outstanding from State Street shall not exceed State Street’s Commitment Amount;

(ii) the aggregate principal amount of all Loans outstanding shall not exceed the Borrowing Base Amount or cause the Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Permitted Borrowing; and

(iii) the aggregate principal amount of all Loans outstanding (after giving effect to all amounts requested) shall not exceed the Aggregate Commitment Amount,

All Swing Line Advances shall be Overnight Rate Loans. The Borrower promises to pay any Swing Line Advance (together with any accrued and unpaid interest thereon), and such Swing Line Advance shall mature, on the earliest of (A) three (3) days after the date such Swing Line Advance was made, (B) the date of the next Loan made by the Banks pursuant to clause (a) of this Section, and (C) the Termination Date. If:

(w) any Swing Line Advance remains outstanding three (3) days from the date of the advance thereof,

(x) Loans are not requested pursuant to clause (a) of this Section by the Borrower prior to the Termination Date,

(y) any of the events described in clauses (g) or (h) of Section 6.01 occurs or,

(z) State Street so requests at any time in its sole discretion,

then, upon notice from State Street (made through the Operations Agent), each Bank (including State Street in its capacity as a Bank) shall fund its pro rata share (based upon such Bank’s Commitment Percentage) of the principal amount of such Swing Line Advance with a Loan, regardless of (1) the satisfaction of any conditions precedent to the borrowing of Loans, (2) the occurrence of any Default or Event of Default or any breach of this Agreement by any Bank, (3) any right of setoff, counterclaim, recoupment, defense or other right which such Bank may have against State Street, (4) any adverse change in the condition (financial or otherwise) of the Borrower, or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 2.02. Notice of Borrowings. To request a Loan (other than a Swing Line Advance) the Borrower shall give the Operations Agent a notice substantially in the form of Exhibit C attached hereto (a “Notice of Borrowing”) not later than (a) 12:00 noon (Boston time) (or telephonic notice not later than 12:00 noon (Boston time) confirmed in a writing substantially in the form of Exhibit C attached hereto not later than 1:00 p.m. (Boston time)) on the proposed Borrowing Date of any Overnight Rate Loan; and (b) three (3) LIBOR Business Days prior to the proposed Borrowing Date of any LIBOR Rate Loan, each such Notice of Borrowing appropriately completed concerning such Borrowing. Each such notice shall specify (i) the principal amount of the Loan requested; (ii) the proposed Borrowing Date of such Loan; (iii) the Interest Period for such Loan and (iv) the Type of such Loan. To request a Swing Line Advance, the Borrower shall give the Operations Agent a Notice of Borrowing not later than 4:00 p.m. (Boston time) (or telephonic notice not later than 4:00 p.m. (Boston time) confirmed in writing substantially in the form of Exhibit C attached hereto not later than 4:30 p.m. (Boston time)) on the Business Day of the proposed Borrowing appropriately completed concerning such Borrowing. Each Notice of Borrowing or oral request shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 3.02 (and, in the case of the initial Loan to be made hereunder, Section 3.01) have been satisfied on the date of such notice and will be satisfied on the Borrowing Date. Such Notice of Borrowing or oral request shall not thereafter be revocable and shall obligate the Borrower to accept the Loan requested from the Banks on the Borrowing Date.

SECTION 2.03. Funding of Loans. (a) Upon receipt of a Notice of Borrowing or an oral request for a Borrowing in accordance with Section 2.02, and upon receipt of any notice from State Street to fund the principal amount of any Swing Line Advance pursuant to Section 2.01(b), the Operations Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share, if any, of such Borrowing.

(b) Not later than 2:00 p.m. (Boston time) on the Borrowing Date of each Borrowing (other than the Borrowing of a Swing Line Advance), each Bank shall (except as provided in clause (c) of this Section) make available its share such Borrowing, in Federal or other funds immediately available in Boston, to the Operations Agent at its address referred to in Section 9.01. Unless the Operations Agent determines that any applicable condition specified in Article III has not been satisfied, the Operations Agent will make State Street’s share of such Borrowing and the funds so received from the other Banks available to the Borrower at the Operations Agent’s aforesaid address. The failure or refusal of any Bank to make available to the Operations Agent as provided herein its share of any Borrowing shall not relieve any other Bank from its several obligations hereunder.

(c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Operations Agent as provided in clause (b) of this Section or remitted by the Borrower to the Operations Agent as provided in Section 2.12, as the case may be.

(d) If any Loan is to be made hereunder on a day on which any Swing Line Advance is outstanding, the proceeds of the Loan shall be applied first to the repayment of the outstanding Swing Line Advance, and only an amount equal to the difference (if any) between the amount being borrowed and the Swing Line Advance being repaid shall be made available to the Borrower by the Operations Agent as provided in clause (b) of this Section.

(e) Unless the Operations Agent shall have received notice from a Bank prior to when the Operations Agent makes a Borrowing available that such Bank will not make available to the Operations Agent such Bank’s share of such Borrowing, the Operations Agent may assume that such Bank has made such share available to the Operations Agent on such Borrowing Date in accordance with clause (b) of this Section and the Operations Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Operations Agent, such Bank and the Borrower severally agree to repay to the Operations Agent, within three (3) days after demand by the Operations Agent, such amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Operations Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Operations Agent such amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.

SECTION 2.04. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank in an amount equal to such Bank’s Commitment Amount or, if less, the aggregate unpaid principal amount of such Bank’s Loans, plus interest thereon as provided below.

(b) Each Bank shall record on its Note the date and amount of each Loan made by it and the date and amount of each payment of principal made with respect thereto, and prior to any transfer of its Note in accordance with this Agreement shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make, or any error by any Bank in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any Note. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

SECTION 2.05. Maturity of Loans. Each Loan (other than a Swing Line Advance) shall mature, and the principal amount thereof shall be due and payable, on the Termination Date, together with any and all accrued and unpaid interest thereon. Each Swing Line Advance shall mature and be due and payable as provided in Section 2.01(b) hereof.

SECTION 2.06. Interest Rates. (a) Subject to clause (b) of this Section 2.06, (i) each Loan which is an Overnight Rate Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the Borrowing Date up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Overnight Rate as in effect from time to time; and (ii) each Loan which is a LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for the period commencing on the Borrowing Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of 0.70% above the LIBOR Rate determined for such Interest Period. The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto and at the maturity of such Loan.

(b) Any overdue principal of (whether at stated maturity, by acceleration or otherwise) and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder shall bear interest, compounded monthly and payable on demand, for each day from and including the date payment thereof was due (whether at stated maturity, by acceleration or otherwise) through and including the date of actual payment, at a rate per annum equal to the sum of two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). During the continuance of a Default or an Event of Default, the principal of the Loans which are not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Required Banks pursuant to Section 9.05, bear interest at a rate per annum equal to the greater of (i) two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to clause (a) of this Section 2.06 and (ii) the rate of interest applicable to overdue principal.

(c) The Operations Agent shall determine the interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive and binding for all purposes in the absence of manifest error.

(d) Notwithstanding the foregoing, in no way shall the interest rate exceed the maximum rate permitted by applicable law.

SECTION 2.07. Fees. (a) During the Revolving Credit Period, the Borrower shall pay to the Operations Agent for the account of each Bank a commitment fee at the rate of 0.05% per annum on the daily amount by which the aggregate amount of such Bank’s Commitment Amount exceeded the aggregate outstanding principal amount of the Loans (which, for purposes of this Section, shall not include Swing Line Advances) made by such Bank.

(b) Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date. Accrued commitment fees for each calendar quarter shall be payable in arrears on the fifteenth day of each April, July, October and January, commencing on the first such day after the Effective Date, and on the Termination Date.

(c) The Borrower shall pay to the Operations Agent for its own account, annually in advance on the Effective Date and on each anniversary thereof during the term of this Agreement, a non-refundable fee as agreed upon separately by the Borrower and the Operations Agent.

SECTION 2.08. Extension of Commitments. (a) The Borrower may, by notice delivered to the Operations Agent (who shall promptly notify the Banks) in substantially the form of Exhibit D attached hereto no earlier than forty-five (45) days prior to the Termination Date then in effect hereunder (the “Existing Termination Date”) but not later than thirty (30) days prior to the Existing Termination Date, request that each Bank extend the Termination Date for an additional 364 days from the Existing Termination Date.

(b) Each Bank, acting in its sole discretion, shall, by notice to the Operations Agent given no later than the date (the “Notice Date”) that is twenty (20) days prior to the Existing Termination Date, advise the Operations Agent whether or not such Bank agrees to such extension and each Bank that determines not to extend the Termination Date (a “Non-Extending Bank”) shall notify the Operations Agent of such fact promptly after such determination (but in any event no later than the Notice Date). Any Bank that does not so advise the Operations Agent on or before the Notice Date shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to agree to such extension.

(c) The Operations Agent shall notify the Borrower of each Bank’s determination under this Section promptly upon receiving notice from the Bank and in any event no later than the date that is fifteen (15) days prior to the Existing Termination Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d) The Borrower shall have the right on or before the Existing Termination Date to replace each Non-Extending Bank with, and add as “Banks” under this Agreement in place thereof, one or more Assignees (each, prior to the Existing Termination Date, an “Additional Commitment Bank”) with the approval of the Operations Agent (which approval shall not be unreasonably withheld). Each Additional Commitment Bank shall enter into an Assignment and Assumption pursuant to which such Additional Commitment Bank shall, effective as of the Existing Termination Date, undertake a Commitment (an “Additional Commitment”) and if any such Additional Commitment Bank is a Bank, its Additional Commitment shall be in addition to such Bank’s Commitment hereunder on such date.

(e) If (and only if) at least one Bank or Additional Commitment Bank has agreed to extend the Termination Date or become a “Bank” hereunder, then, effective as of the Existing Termination Date, the Existing Termination Date shall be extended to the date which is 364 days after the Existing Termination Date (provided, if such date is not a Business Day, then such Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Bank, if any, shall thereupon become a “Bank” with a Commitment for all purposes of this Agreement.

(f) Notwithstanding the foregoing, the extension of the Existing Termination Date shall not be effective with respect to any Bank unless:

(i) no Default or Event of Default has occurred and be continuing on the date of the notice requesting such extension, the Notice Date, the Existing Termination Date or after giving effect to the extension of the Existing Termination Date;

(ii) each of the representations and warranties of the Borrower in Article IV and the other Loan Documents are true and correct on and as of each of the date of the notice requesting such extension, the Notice Date, the Existing Termination Date and after giving effect to the extension of the Existing Termination Date with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii) each Non-Extending Bank shall have been paid in full by the Borrower all amounts owing to such Bank by the Borrower hereunder on or before the Existing Termination Date.

Even if the Existing Termination Date is extended as provided in this Section 2.08, the Commitment of each Non-Extending Bank shall terminate on the Existing Termination Date. This Section 2.08 shall supersede any provision of Section 9.06 to the contrary.

SECTION 2.09. Mandatory Termination of Commitments. On the Termination Date each Bank’s Commitment shall terminate. The Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon and the full amount of any commitment fee then accrued.

SECTION 2.10. Optional Termination or Reduction of Commitments. (a) The Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to the Operations Agent to terminate entirely each Bank’s Commitment, whereupon each Bank’s Commitment shall be terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this clause (a), the Operations Agent will notify the Banks of the substance thereof. Upon the effective date of any such termination, the Borrower shall pay to the Operations Agent for the respective accounts of the Banks all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon, as well as the full amount of any commitment fee then accrued. Once terminated, no Bank’s Commitment may be reinstated.

(b) The Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to the Operations Agent to reduce by $5,000,000 or an integral multiple thereof the unborrowed portion of the Aggregate Commitment Amount, whereupon the Aggregate Commitment Amount shall be reduced pro rata among the Banks in accordance with their Commitment Percentages of the amount specified in such notice. Promptly after receiving any notice of the Borrower delivered pursuant to this clause (b), the Operations Agent will notify the Banks of the substance thereof and revise Schedule 1 accordingly. Upon the effective date of any such reduction, the Borrower shall pay to the Operations Agent for the respective accounts of the Banks any amounts due pursuant to Section 2.12 and the full amount of any commitment fee then accrued on the amount of the reduction. All reductions in the Commitment Amounts pursuant to this Section 2.10(b) shall be permanent.

SECTION 2.11. Increase in Commitments. (a) Provided there exists no Default or Event of Default, upon at least ten (10) Business Days’ prior written notice to the Operations Agent (who shall promptly notify the Banks) as described below, the Borrower may from time to time increase the Aggregate Commitment Amount, provided that (i) any such increase shall be in a minimum amount of $5,000,000, (ii) the Borrower may make a maximum of five (5) such increases and (iii) the aggregate amount of all such increases shall not exceed $150,000,000. Each such notice (an “Increase Notice”) shall specify (A) each Bank that has agreed to increase its Commitment Amount and each such Bank’s Commitment Amount after giving effect to such increase, (B) each Assignee that has agreed to become a “Bank” under this Agreement and the proposed Commitment Amount of each such Assignee, (C) the Aggregate Commitment Amount after giving effect to the proposed Commitment Amounts of the Assignees and the increased Commitment Amounts of the Banks that have agreed to increase their Commitment Amounts, and (D) the proposed effective date of such increase in the Aggregate Commitment Amount (the “Increase Effective Date”). Each Assignee identified in an Increase Notice pursuant to clause (B) of the preceding sentence must be approved by the Operations Agent prior to the delivery of such Increase Notice.

(b) As a condition precedent to any increase in the Aggregate Commitment Amount pursuant to this Section 2.11:

(i) each Assignee that has agreed to become a Bank under this Section 2.11 shall execute and deliver a joinder agreement in form and substance satisfactory to the Operations Agent and its counsel;

(ii) the Borrower shall deliver to the Operations Agent a certificate dated as of the Increase Effective Date (with sufficient copies for each Bank) signed by an Authorized Officer of the Borrower (A) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase and (B) certifying that, before and after giving effect to such increase, (1) the representations and warranties made by the Borrower in this Agreement and in each of the other Loan Documents are true and correct on and as of the Increase Effective Date, and with the same force and effect as it made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (2) no Default or Event of Default exists;

(iii) the Borrower shall have delivered to the Operations Agent a Note in favor of each Bank that has agreed to increase its Commitment Amount and each Assignee that has agreed to become a Bank under this Agreement that reflects such Person’s increased Commitment Amount or Commitment Amount, as the case may be; and

(iv) counsel to the Borrower shall have provided the Operations Agent a supplemental opinion addressing the same matters as were covered by the opinion previously delivered by such counsel in connection with this Agreement and in form and substance satisfactory to the Operations Agent.

(c) The Borrower shall prepay any Loans outstanding to it (together with any amounts required by Section 8.04) on the Increase Effective Date to the extent necessary to keep the outstanding Loans ratable with any revised Commitment Percentages arising from any nonratable increase in the Commitments Amounts under this Section.

(d) No Bank shall have any obligation to increase its Commitment Amount at the request of the Borrower.

(e) This Section shall supersede any provisions of Sections 9.05 or 9.06 to the contrary.

SECTION 2.12. Optional and Mandatory Prepayments. (a) The Borrower may, upon at least one (1) Business Day’s prior written notice to the Operations Agent (which notice shall not thereafter be revocable by the Borrower), prepay any Loans in whole at any time, or from time to time in part in an aggregate principal amount not less than $2,000,000 and in larger whole multiples of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment plus, to the extent any LIBOR Rate Loan is prepaid prior to the last day of the Interest Period relating thereto, those amounts required by Section 8.04. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

(b) Upon receipt of a notice of prepayment pursuant to clause (a), the Operations Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment, if any.

(c) If at any time the aggregate principal amount of the Borrower’s outstanding Debt exceeds the Maximum Permitted Borrowing, the Borrower immediately shall prepay such principal amount of the Loans, if any are outstanding (together with accrued interest thereon), as may be necessary so that after such prepayment the aggregate principal amount of the Borrower’s outstanding Debt does not exceed the Maximum Permitted Borrowing, plus, to the extent any LIBOR Rate Loan is prepaid prior to the last day of the Interest Period relating thereto, those amounts required by Section 8.04.

(d) If at any time (i) the aggregate principal amount of all Loans outstanding exceeds the Aggregate Commitment Amount or (ii) the aggregate principal amount of all Loans made by any Bank exceeds the Commitment Amount of such Bank, the Borrower shall immediately prepay such principal amount of the Loans (together with accrued interest thereon), as may be necessary to eliminate such excess, plus, to the extent any LIBOR Rate Loan is prepaid prior to the last day of the Interest Period relating thereto, those amounts required by Section 8.04.

(e) If at any time the aggregate principal amount of all Loans outstanding exceeds the Borrowing Base Amount, the Borrower shall, within five (5) Business Days, prepay such principal amount of the Loans (together with accrued interest thereon), as may be necessary so that after such prepayment the aggregate principal amount of all Loans outstanding does not exceed the Borrowing Base Amount, plus, to the extent any LIBOR Rate Loan is prepaid prior to the last day of the Interest Period relating thereto, those amounts required by Section 8.04.

SECTION 2.13. General Provisions as to Payments. (a) Payment of principal of and interest on the Loans and of fees and all other amounts due hereunder shall be made not later than 2:00 p.m. (Boston time) on the date when due, in United States dollars and in Federal or other funds immediately available in Boston, to the Operations Agent at its address referred to in Section 9.01. The Borrower hereby authorizes the Operations Agent to debit its applicable account with State Street on the date when payment of amounts hereunder is due from the Borrower, and in the amounts of such payments. The Operations Agent will promptly distribute to each Bank its ratable share of each such payment received by the Operations Agent for the account of the Banks. Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Rate Loans, whenever any payment of principal of, or interest on, the Loans or of fees or any other amount due hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day and interest and fees shall accrue during such extension. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) Unless the Operations Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Operations Agent may assume that the Borrower has made such payment in full to the Operations Agent on such date and the Operations Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Operations Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Operations Agent, at the Federal Funds Rate.

(c) The Borrower agrees that payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by the United States or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Operations Agent, for the account of the Banks or (as the case may be) the Operations Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in United States dollars as shall be necessary to enable the Banks or the Operations Agent to receive the same net amount which the Banks or the Operations Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Operations Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

SECTION 2.14. Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. The Operations Agent’s determination of interest rates shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.15. Withholding Tax Exemption. Any Foreign Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the

Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Operations Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Operations Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if requested by the Borrower or the Operations Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Operations Agent as will enable the Borrower or the Operations Agent to determine whether or not the Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, each Foreign Bank shall deliver to the Borrower and the Operations Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the request of the Borrower or the Operations Agent, but only if such Foreign Bank is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(ii) duly completed copies of Internal Revenue Service Form W-8ECI;

(iii) in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

SECTION 2.16. Conversion Options. (a) The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type by delivering a Conversion Request to the Operations Agent, provided that (a) with respect to any such conversion of a LIBOR Rate Loan to an Overnight Rate Loan, the Borrower shall give the Operations Agent at least two (2) Business Days prior written notice of such election; (b) with respect to any such conversion of an Overnight Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Operations Agent at least three (3) LIBOR Business Days prior written notice of such election; (c) with respect to any such conversion of a LIBOR Rate Loan into an Overnight Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Conversion Request relating to the conversion of a Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

(b) Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.02; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to an Overnight Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Operations Agent active upon the Borrower’s account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any LIBOR Rate Loan as such, then such LIBOR Rate Loan shall be automatically converted to an Overnight Rate Loan on the last day of the first Interest Period relating thereto. The Operations Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.16 is scheduled to occur.

(c) Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof. No more than five (5) LIBOR Rate Loans having different Interest Periods may be outstanding at any time.

ARTICLE III

CONDITIONS

SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

(a) receipt by the Operations Agent of counterparts hereof and of each of the other Loan Documents signed by each of the parties hereto;

(b) receipt by the Operations Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.04;

(c) receipt by the Operations Agent of (i) a perfection certificate from the Borrower in form and substance satisfactory to the Operations Agent, (ii) copies of the results of current UCC lien searches (or the equivalent in the applicable jurisdictions), such results to be in form and substance satisfactory to the Operations Agent;, (iii) authorizations to file UCC financing statements (or the equivalent in the applicable jurisdictions), with such financing statements to be in form and substance satisfactory to the Operations Agent, (iv) control agreements (or the equivalent in the applicable jurisdictions) to the extent applicable, and (v) such other documents, instruments and/or agreements the Operations Agent may require to perfect its security interest in the Collateral (as defined in the Security Agreement) in the relevant jurisdictions;

(d) receipt by the Operations Agent of an opinion of Patrick M. Patalino, chief legal officer of the Borrower, substantially in the form of Exhibit E attached hereto and satisfactory to the Operations Agent in all respects;

(e) receipt by the Operations Agent of a certificate manually signed by an Authorized Officer of the Trust to the effect set forth in clauses (b) (if a Borrowing will occur on the Effective Date), (c) and (d) of Section 3.02, such certificate to be dated the Effective Date and to be in form and substance satisfactory to the Operations Agent;

(f) receipt by the Operations Agent of sufficient copies of items (i), (ii) (iii) and (iv) below for each Bank to receive one original:

(i) a manually signed certificate from the Secretary or Assistant Secretary of the Trust in form and substance satisfactory to the Operations Agent and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the Authorized Officers, as to the Custodian and Investment Adviser of the Borrower, and certifying and attaching copies of (A) the Charter Documents as then in effect, (B) duly authorized resolutions of the Trust’s Board of Trustees authorizing for the Borrower the borrowings and transactions contemplated hereby (C) the investment advisory agreement between the Borrower and the Investment Adviser as then in effect, along with any other investment management or submanagement agreements to which the Borrower is a party as then in effect, and (D) the custodian agreement between the Borrower and the Borrower’s Custodian as then in effect;

(ii) a manually signed certificate from the Secretary or Assistant Secretary of the Trust in form and substance satisfactory to the Operations Agent and dated the Effective Date and certifying and attaching copies of the Borrower’s Prospectus as then in effect;

(iii) a legal existence and good standing certificate for the Trust from the Secretary of State of the State of Delaware, dated as of a recent date; and

(iv) a copy of the declaration of trust of the Trust, with all amendments, certified as of a recent date by the Secretary of State of the State of Delaware;

(g) satisfactory completion by the Banks of due diligence with respect to the Borrower;

(h) the Banks being satisfied in their sole discretion that there has been no material adverse change in the business, assets, financial condition or prospects of the Borrower since December 31, 2006;

(i) receipt by the Operations Agent of all documents, opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by the Federal Reserve Board and other governmental and regulatory authorities, the existence of the Trust and the Borrower, the authority for and the validity and enforceability of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Operations Agent;

(j) receipt by the Operations Agent of payment of all fees and expenses (including fees describe in the fee agreement described in Section 2.07 and the fees and disbursements of special counsel for the Operations Agent ) then payable hereunder; and

(k) receipt by the Operations Agent of evidence reasonably satisfactory to the Operations Agent in all respects that all amounts outstanding under the Prior Line of Credit have been repaid in full, that the Prior Line of Credit has been terminated and that all Lens granted to the lender pursuant to the Prior Line of Credit have been terminated;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than September 28, 2007. Receipt by the Operations Agent of a Bank’s signature hereto shall mean that the conditions in clauses (f) and (g) of this Section 3.01 have been satisfied as to that Bank. The Operations Agent shall promptly notify the Borrower and the Banks of the Effective Date and such notice shall be conclusive and binding on all parties hereto.

SECTION 3.02. All Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a) receipt by the Operations Agent of a Notice of Borrowing as required by Section 2.02, along with all documents and information it may reasonably request to establish compliance with applicable rules and regulations promulgated by the Federal Reserve Board, and receipt by such Bank of all such documents and instruments from the Operations Agent;

(b) immediately before and after such Borrowing, the aggregate principal amount of all Loans outstanding (i) will not exceed the lesser of (A) the Aggregate Commitment Amount and (B) the Borrowing Base Amount and (ii) will not cause the aggregate amount of the Borrower’s outstanding Debt to exceed the Maximum Borrowing Amount;

(c) immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing;

(d) the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true on and as of the date of such Borrowing and with the same force and effect as it made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(e) no change shall have occurred in any law or regulation thereunder or interpretation thereof that in the opinion of the Bank would make it illegal for the Bank to make such Loan.

Each Borrowing hereunder shall be deemed to be a representation and warranty on the date of such Borrowing by the Borrower as to the facts specified in clauses (b), (c) and (d) of this Section.

SECTION 3.03. Security. (a) To secure the payment and performance in full of all of its Obligations, the Borrower shall grant to the Operations Agent, for the benefit of itself and the Banks, a security interest in all of the Borrower’s assets pursuant to the terms of the Security Documents.

(b) Pursuant to this Section 3.03, it is hereby agreed that the State Street, as the Borrower’s Custodian, shall act subject to the instructions of the Operations Agent and not subject to the instructions of the Borrower in respect of this Agreement. It is also hereby agreed between the parties that each of the Operations Agent, on behalf of the Banks, and the Custodian may, upon the occurrence and continuance of an Event of Default, enforce all of the Operations Agent’s rights and remedies under this Agreement and the other Loan Documents and applicable law, including, without limitation, right of set-off with respect to the Obligations. Any assets held by the Custodian in excess of the Obligations shall be returned to the Borrower upon the Borrower’s request provided that the Obligations have been indefeasibly repaid in full in cash prior to such return. Notwithstanding the foregoing, nothing in this Agreement shall affect the Custodian’s rights and remedies under the custodian agreement to which the Borrower and State Street, as the Borrower’s Custodian, are parties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants:

SECTION 4.01. Existence and Power; Investment Company. (a) The Trust is a statutory trust under the laws of the State of Delaware. The Trust is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all trust powers and all authorizations and approvals required to carry on its business as now conducted. The Trust is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including without limitation, the performance of the Borrower’s Obligations, requires such qualification. The Trust is a subsidiary of Baron Capital Group, Inc. Mr. Ronald Baron is the controlling stockholder of Baron Capital Group, Inc.

(b) The Trust is an open-end management investment company registered as such under the Investment Company Act, and the outstanding shares of each class of its stock (i) have been duly issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act (except in the case of initial seed capital shares which were issued in a transaction exempt from any registration), and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made.

(c) Baron Partners Fund has been duly established as a separate series of the Trust, and its assets and liabilities are segregated from the assets and liabilities of each other series of the Trust. Baron Partners Fund is the only series of the Trust.

SECTION 4.02. Due Authorization; Execution and Delivery; Legal, Valid and Binding Enforceability. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under this Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, are within its trust powers, and have been duly authorized by all requisite action by the Borrower. This Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 4.03. Noncontravention. Neither the execution and delivery by the Borrower of this Agreement, the other Loan Documents, or any instrument, certificate or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by the Borrower will (a) conflict with, or result in a breach or violation of, or constitute a default under any of the Charter Documents, (b) conflict with or contravene (i) any Applicable Law, (ii) any contractual restriction binding on or affecting the Borrower or any of its assets, or (iii) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or any of its assets, (c) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which the Borrower is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), or (d) result in any Adverse Claim upon any asset of the Borrower.

SECTION 4.04. Governmental Authorizations; Private Authorizations; Governmental Filings. The Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement and each of the other Loan Documents and the agreements, certificates and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by the Borrower in connection with the execution and delivery by the Borrower of, or the performance of its obligations under, this Agreement or any of the other Loan Documents.

SECTION 4.05. Regulations T, U and X. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents and the transactions contemplated hereunder and thereunder will not violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

SECTION 4.06. Non-Affiliation with Banks. So far as appears from the records of the Borrower, neither any Bank nor any Affiliate of any Bank known to the Borrower is an Affiliated Person of the Borrower, and none of the Borrower or any Affiliate of the Borrower is an Affiliated Person of any Bank or any Affiliate of any Bank known to the Borrower.

SECTION 4.07. Subsidiaries. The Borrower has no Subsidiaries.

SECTION 4.08. Financial Information. (a) The statement of assets and liabilities of the Borrower, as of December 31, 2006, and the related Statements of Operations and Changes in Net Assets for the fiscal year ended on such date, reported on by PricewaterhouseCoopers LLP and set forth in the Annual Report for the fiscal year ended on such date, together with the notes and schedules thereto, and each financial statement delivered by the Borrower to the Banks in accordance with Section 5.01, present and will present fairly, in all material respects, in conformity with generally accepted accounting principles, the financial position of the Borrower as of such date.

(b) Since December 31, 2006, there has been no material adverse change in the business, condition (financial or otherwise) operations or prospects of the Borrower.

SECTION 4.09. Litigation. There is no action, suit, proceeding or investigation of any kind pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any Person with whom it has entered into a material contract or agreement before any arbitrator or Authority which could have a Material Adverse Effect.

SECTION 4.10. ERISA. (a) The Borrower is not a member of an ERISA Group and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

(b) No Loan will constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not available.

SECTION 4.11. Taxes. The Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Internal Revenue Code. The Borrower has timely filed all United States Federal income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with generally accepted accounting principles consistently applied and non-payment of which could not have a Material Adverse Effect, and the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate.

SECTION 4.12. Compliance. (a) The Borrower is in compliance with the Investment Company Act except where the necessity of compliance therewith is being contested in good faith by appropriate proceeding or exemptive relief has been obtained therefrom and remains in effect. The Borrower is in compliance with all other Applicable Laws, all applicable ordinances, decrees, requirements, orders and judgments of, and all of the terms of any applicable licenses and permits issued by, any Government Authority except where the necessity of compliance therewith is being contested in good faith by appropriate proceeding or exemptive relief has been obtained therefrom and remains in effect or where noncompliance therewith could not have a Material Adverse Effect. The Borrower is in compliance and all agreements and instruments to which it is a party or may be subject or to which any of its properties may be bound, in each case where the violation thereof could have a Material Adverse Effect. The Borrower is in compliance with all of its Investment Policies and Restrictions.

(b) No Default or Event of Default has occurred and is continuing.

(c) The Borrower is not subject to any Applicable Law (other than the Investment Company Act) which limits its ability to incur indebtedness. The Borrower has not entered into any agreement with any Government Authority limiting its ability to incur indebtedness.

SECTION 4.13. Full Disclosure. All information heretofore furnished by the Borrower to the Operations Agent and the Banks for purposes of or in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to the Operation Agent or the Banks will be, true and accurate in all material respects on the date as of which such information is stated or certified, and no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect. The Borrower has disclosed to the Banks in writing all facts which, to the best of the Borrower’s knowledge after due inquiry (to the extent the Borrower can now reasonably foresee), may give rise to the reasonable possibility of a Material Adverse Effect.

SECTION 4.14. Foreign Assets, Control Regulations, Etc. None of the requesting or borrowing of the Loans or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, the Borrower (i) is not and will not become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations and (ii) does not engage and will not engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

ARTICLE V

COVENANTS

The Borrower agrees that:

SECTION 5.01. Information. The Borrower will deliver to the Operations Agent (with enough additional copies for each Bank):

(a) as soon as available and in any event within 70 days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such fiscal year, and the related statements of operations and changes in net assets of the Borrower for such fiscal year, together with an audit report thereon issued by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within 70 days after the end of the first semi-annual period of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such period, and the related statements of operations and changes in net assets of the Borrower of such period, all in reasonable detail, prepared in accordance with generally accepted accounting principles, consistently applied, and certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an Authorized Officer of the Borrower or accompanied by an audit report thereon issued by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

(c) no later than 1:00 p.m. (Boston time) on the first Business Day of each calendar week if a Loan is outstanding to the Borrower on such date, a Borrowing Base Report as of the last Business Day of the immediately preceding calendar week;

(d) simultaneously with the delivery of each document referred to in clauses (a), (b) and (c) above, a certificate of an Authorized Officer of the Borrower (i) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which it is taking or proposes to take with respect thereto and (ii) setting forth calculations demonstrating the Borrower’s compliance with the covenant in Section 5.16 hereof in the form of Annex I to Exhibit C;

(e) as soon as possible, and in any event within one (1) Business Day after the occurrence of any Default or Event of Default, a certificate of an Authorized Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(f) promptly upon the filing thereof with the SEC or the mailing thereof to shareholders of the Borrower, copies of all reports to shareholders, amendments and supplements to the Borrower’s registration statement, the Prospectus, proxy statements, financial statements, and other materials of a financial or otherwise material nature;

(g) promptly upon any officer of the Borrower becoming aware of any action, suit or proceeding of the type described in Section 4.09, notice and a description thereof and copies of any filed complaint relating thereto; and

(h) from time to time such additional information regarding the financial position or business of the Borrower as the Operations Agent, at the request of any Bank, may reasonably request.

SECTION 5.02. Payment of Obligations. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all other amounts payable by it provided for in this Agreement and the other Loan Documents. The Borrower will pay and discharge, at or before maturity, all of its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

SECTION 5.03. Maintenance of Insurance. The Borrower will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act and, in addition, as are customary in the case of registered open-end investment companies; and will furnish to the Banks, upon request, information presented in reasonable detail as to the insurance so carried.

SECTION 5.04. Conduct of Business and Maintenance of Existence. (a) The Borrower will continue to engage in business of the same general type as now conducted by it as described in its Prospectus and the Investment Policies and Restrictions in effect on the Effective Date.

(b) The Trust will preserve, renew and keep in full force and effect its existence as a Delaware statutory trust and its rights, privileges and franchises necessary in the normal conduct of its business. The Trust will maintain in full force and effect its registration as a open-end management company under the Investment Company Act, and keep in full force and effect the existence of the Baron Partners Fund as separate series of the Trust.

(c) The Trust will not amend, terminate, supplement or otherwise modify any of its Charter Documents in any material respect or if such amendment, termination, supplement or modification could have a Material Adverse Effect. The Trust will provide copies to the Operations Agent of all amendments, supplements, terminations and other modifications of any of its Charter Documents, in each case prior to the effective date of any such amendment, supplement, termination or other modification.

(d) The Borrower will at all times place and maintain its assets in the custody of the Custodian.

SECTION 5.05. Compliance with Laws. The Borrower will comply in all respects with the Investment Company Act and the requirements of any Authority with respect thereto except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect. The Borrower will comply in all material respects with all other Applicable Laws and requirements of any Authority except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect or where noncompliance therewith could not have a Material Adverse Effect. The Borrower will file all federal and other tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes and other governmental assessments and charges as and when they become due (except those that are being contested in good faith by the Borrower and as to which the Borrower has established appropriate reserves on its books and records).

SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with Applicable Law, including the Investment Company Act, and will permit representatives of any Bank, at such Bank’s expense, to visit and inspect any of its offices, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

SECTION 5.07. Debt. The Borrower will not create, assume or suffer to exist any Debt other than:

(a) Debt arising under this Agreement, the Notes and the other Loan Documents;

(b) Debt in favor of the Borrower’s Custodian consisting of overnight extensions of credit from the Custodian in the ordinary course of business;

(c) Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments and awards do not constitute an Event of Default and so long as execution is not levied thereunder and in respect of which the Borrower (i) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (ii) shall have obtained an unsecured performance bond, and Debt in respect of such unsecured performance bond;

(d) Debt (other than Debt for borrowed money) arising in connection with portfolio investments and investment techniques arising in the ordinary course of the Borrower’s business to the extent that such Debt is permissible under the Investment Company Act and consistent with the Borrower’s Investment Policies and Restrictions; and

(e) Debt in an aggregate principal amount not to exceed $200,000,000 at any time in respect of a margin loan on terms and conditions reasonably satisfactory to the Required Banks;

provided that in no event shall the Borrower (i) enter into or utilize Financial Contracts other than in the ordinary course of business for hedging or investment purposes in accordance with its

Investment Policies and Restrictions, (ii) enter into reverse repurchase agreements, (iii) borrow money or create leverage under any arrangement other than (A) from the Banks hereunder or (B) on an overnight basis from the Borrower’s Custodian to the extent provided in clause (b) hereof, or (iv) issue or be or remain liable for or have outstanding any “senior security” (as defined in the Investment Company Act), except that the Borrower may borrow from the Banks pursuant to this Agreement. The Borrower will not at any time issue or have outstanding any preferred stock.

SECTION 5.08. Negative Pledge. The Borrower will not create, assume or suffer to exist any Lien on any of its assets (including the income and profits thereon) or segregate any of its assets (including the income and profits thereon) to cover any of its obligations, in each case whether such asset is now owned or hereafter acquired, except (a) Liens of the Operations Agent, on behalf of itself and the Banks, created by or pursuant to any of the Security Documents or any of the other Loan Documents, (b) Liens (other than non-possessory Liens which pursuant to Applicable Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected, liens and security interests) for taxes, assessments or other governmental charges or levies the payment of which is not at the time required, (c) Liens in favor of the Borrower’s Custodian granted pursuant to the custody agreement with such Custodian to secure obligations arising under such custody agreement, (d) encumbrances created in connection with the Borrower’s portfolio investments (and not for the primary purpose of borrowing money) to the extent permitted by the provisions of the Borrower’s Prospectus and Section 5.07, provided that the aggregate amount of such encumbered assets of the Borrower pursuant to this clause (d) does not at any time exceed 5% of the Total Assets of the Borrower, and (e) Liens in respect of the Debt permitted under Section 5.07(e).

SECTION 5.09. Consolidations, Mergers and Sales of Assets. The Borrower will not consolidate or merge with or into any other Person or reorganize its assets into a non-series corporation or entity, nor will the Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions), except that the Borrower may sell its assets in the ordinary course of business as described in its Prospectus. The Borrower will not invest all of its investable assets in any other open-end management investment company or otherwise employ a master-feeder or fund of funds investment structure or any other multiple investment company structure.

SECTION 5.10. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for investment purposes and for temporary liquidity, including to fund redemptions of its shares of capital stock.

SECTION 5.11. Compliance with Prospectus. The Borrower will at all times comply with the Investment Policies and Restrictions, and will not make any investment, loan, advance or extension of credit inconsistent with the Investment Policies and Restrictions. The Borrower will not permit any of the Investment Policies and Restrictions that may not be changed without shareholder approval to be changed from those in effect on the Effective Date without the prior written consent of the Required Banks, which consent shall not be unreasonably withheld.

SECTION 5.12. Non-Affiliation with Banks. The Borrower will not at any time become an Affiliated Person of any Bank or any Affiliate of any Bank known to the Borrower, and the Borrower will use its best efforts to ensure that none of its Affiliates is or becomes an Affiliated Person of any Bank or any Affiliate of any Bank known to the Borrower.

SECTION 5.13. Regulated Investment Company. The Borrower will maintain its status as a “regulated investment company” under the Internal Revenue Code at all times and will make sufficient distributions to qualify to be taxed as a “regulated investment company” pursuant to subchapter M of the Internal Revenue Code.

SECTION 5.14. No Subsidiary. The Borrower will not have at any time any Subsidiary.

SECTION 5.15. ERISA. The Borrower will not become a member of any ERISA Group and will not have any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

SECTION 5.16. Asset Coverage. The Borrower will not at any time permit the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness to exceed 33% of its Adjusted Net Assets.

SECTION 5.17. Maximum Permitted Borrowing. The Borrower will not at any time permit the aggregate amount of its outstanding Debt to exceed the Maximum Permitted Borrowing.

SECTION 5.18. Delivery of Legal Opinion. On or before October 31, 2007, the Borrower will deliver to the Banks an opinion of legal counsel that is satisfactory to the Banks which addresses such matters as the Banks may reasonably request and which is satisfactory to the Banks in all respects.

ARTICLE VI

DEFAULTS

SECTION 6.01. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) the Borrower shall fail to pay when due (whether at maturity or any accelerated date of maturity or at any other date fixed for payment or prepayment) any principal of any Loan or any interest on any Loan, or any fees or any other amount payable hereunder;

(b) the Borrower shall fail to observe or perform any covenant contained in Article V, or the Trust shall fail to comply with Section 5.04 hereof;

(c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or in any other Loan Document (other than those covered by clause (a) or (b) above) and such failure shall continue unremedied for a period of ten (10) Business Days;

(d) any representation, warranty, certification or statement made (or deemed made) by the Borrower, as to itself or as to the Trust, in this Agreement, in any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

(e) the Borrower shall fail to make any payment in respect of any Debt of the Borrower in an aggregate amount equal to or in excess of $10,000,000 when due or within any applicable grace period;

(f) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower which Debt in the aggregate is at least $10,000,000 or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof;

(g) the Borrower or the Trust shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the Borrower or the Trust shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

(h) an involuntary case or other proceeding shall be commenced against the Borrower or the Trust seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or the Trust under the federal bankruptcy laws as now or hereafter in effect;

(i) any judgment or order, or any series of judgments or orders, shall have been entered against the Borrower, provided that (i) such judgments or orders shall aggregate $10,000,000 or more and (ii) such judgments or orders shall continue unsatisfied and unstayed for a period of ten (10) days;

(j) any investment advisory agreement or management agreement which is in effect on the Effective Date for the Borrower shall terminate, or the Investment Adviser shall cease to be the investment adviser to the Borrower unless the successor thereto is an Affiliate of the Investment Adviser;

(k) State Street Bank and Trust Company (or any Affiliate thereof) shall cease to be the Custodian of the Borrower;

(l) the Investment Adviser shall (i) sell or otherwise dispose of all or substantially all of its assets or (ii) consolidate with or merge into any other Person, unless it is the survivor, the Investment Manager shall cease to be a subsidiary of Baron Capital Group, Inc., or Mr. Ronald Baron shall cease to be the controlling stockholder of Baron Capital Group, Inc.; or

(m) the Operations Agent for any reason shall cease to have a valid and perfected first priority security interest in the Collateral (as defined in the Security Agreement), free and clear of all Adverse Claims other than Liens permitted under Section 5.08;

then, and in every such event, the Operations Agent shall (i) if requested by Banks constituting Required Banks, upon notice to the Borrower terminate the Commitment of each Bank to make Loans, and such obligations of the Banks shall thereupon terminate, and (ii) if requested by Banks constituting Required Banks, upon notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and such Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above, automatically without any notice to the Borrower or any other act by the Operations Agent or the Banks, the Commitment of each Bank to make Loans shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VII

THE AGENTS

SECTION 7.01. Appointment and Authorization. Subject to Section 7.07, each Bank irrevocably appoints and authorizes the Operations Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the Operations Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Any reference to an agent for the Banks in, or in connection with, any Loan Document shall be a reference to the Operations Agent.

SECTION 7.02. Actions by Operations Agent. The duties and responsibilities of the Operations Agent hereunder are only those expressly set forth herein. The relationship between the Operations Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loans Documents shall be construed to constitute the Operations Agent as a trustee for any Bank. Without limiting the generality of the foregoing, the Operations Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI.

SECTION 7.03. Consultation with Experts. The Operations Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

SECTION 7.04. Liability of Operations Agent. None of the Operations Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Banks or (b) in the absence of its own gross negligence or willful misconduct. None of the Operations Agent or any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made by any other Person in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement (except as to its own execution of this Agreement), the Notes, the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith. The Operations Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

SECTION 7.05. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Operations Agent and its Affiliates, officers, directors, and employees (to the extent not reimbursed by the Borrower) for all claims, liabilities, losses, damages, costs, penalties, actions, judgments and expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the “Liabilities”) that such Person may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by such Person hereunder or thereunder, provided that no Bank shall have any obligation to indemnify any such Person against any Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct, provided, however, that no action taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.

SECTION 7.06. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Operations Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Operations Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SECTION 7.07. Successor Operations Agent. The Operations Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Operations Agent with the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If no successor Operations Agent shall have been so appointed by the Required

Banks within 30 days after the retiring Operations Agent gives notice of resignation, then the retiring Operations Agent may, on behalf of the Banks, appoint a successor Operations Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as an Operations Agent hereunder by a successor Operations Agent, such successor Operations Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Operations Agent, and the retiring Operations Agent shall be discharged from its duties and obligations hereunder. After any retiring Operations Agent’s resignation hereunder as the Operations Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Operations Agent.

SECTION 7.08. Operations Agent as Bank. In its individual capacity, State Street, and any other Bank that serves as a successor Operations Agent hereunder shall have the same obligations and the same rights, powers and privileges in respect of its Commitment and the Loans made by it as it would have were it not also the Operations Agent.

SECTION 7.09. Distribution by the Operations Agent. If in the opinion of the Operations Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Operations Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Operations Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

SECTION 7.10. Delinquent Banks. (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that (i) willfully does not or (ii) does not as a result of a Failure (as defined below) (A) make available to the Operations Agent its pro rata share of any Loan, or (B) comply with the provisions of Section 9.04 with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and to payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Operations Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all such outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

(b) For purposes of this Section 7.10, a Failure of a Bank shall mean (i) it shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (ii) it makes a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or (iii) an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or (iv) an order for relief shall be entered against it under the federal bankruptcy laws as now or hereafter in effect.

SECTION 7.11. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arranger, Book Manager, or the Administrative Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except, as applicable, in its capacity as a Bank hereunder.

ARTICLE VIII

CHANGE IN CIRCUMSTANCES

SECTION 8.01. Inability to Determine LIBOR Rate. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Operations Agent shall determine or be notified by the Required Banks that (a) adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period or (b) the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Banks of making or maintaining their LIBOR Rate Loans during such period, the Operations Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (i) any Notice of Borrowing or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Overnight Rate Loans, (ii) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become an Overnight Rate Loan, and (iii) the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Operations Agent or the Required Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Operations Agent or, as the case may be, the Operations Agent upon the instruction of the Required Banks, shall so notify the Borrower and the Banks.

SECTION 8.02. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make LIBOR Rate Loans or convert Overnight Rate Loans to LIBOR Rate Loans shall forthwith be suspended and (b) such Bank’s Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Overnight Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Operations Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 8.02, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

SECTION 8.03. Increased Cost and Reduced Return. (a) If any applicable law, rule or regulation, or any new law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency in connection therewith:

(i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Loans, its Notes or its Commitment, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Loans or any other amounts due under this Agreement or its Commitment, in each case except for any tax on, or changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank’s principal executive office or Lending Office is located; or

(ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) any other condition affecting its Loans, its Notes or its Commitment;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) from the Borrower under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank and delivery to the Borrower of the certificate required by clause (c) hereof (with a copy to the Operations Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b) If any Bank shall determine that any applicable law, rule or regulation or any new law, rule or regulation, regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its parent corporation) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Operations Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent corporation) for such reduction.

(c) Each Bank will promptly notify the Borrower and the Operations Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

SECTION 8.04. Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Conversion Request relating thereto in accordance with Sections 2.02 or 2.16 or (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to an Overnight Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

SECTION 8.05. Reserves on LIBOR Rate Loans. The Borrower shall pay to each Bank, as long as such Bank shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Bank (as determined by such Bank in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Operations Agent) of such additional interest from such Bank. If a Bank fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices. Except where telephonic instructions are authorized herein to be given, notices, demands, instructions, requests, consents and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on Schedule 1 attached hereto. Each such notice, request, consent or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Operations Agent under Article II or Article VIII shall not be effective until received.

SECTION 9.02. No Waivers. No failure or delay by the Operations Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03. Expenses; Documentary Taxes; Indemnification. (a) The Borrower agrees to promptly pay (i) all reasonable out-of-pocket expenses of the Operations Agent, including reasonable fees and disbursements of special counsel for the Operations Agent, in connection with the preparation, review, negotiation and closing of this Agreement and the other Loan Documents, the syndication of the facility established hereby, any waiver or consent hereunder or any amendment hereof, any waiver of any Default or Event of Default or alleged Default or Event of Default hereunder, and any termination hereof, and (ii) if a Default or an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Operations Agent and each Bank, including fees and disbursements of counsel (including reasonable allocated costs of in-house counsel), in connection with such Default or Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower agrees to indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

(b) The Borrower agrees to indemnify the Operations Agent, each Bank and each of their Affiliates, officers, directors, and employees (each, a “Covered Person”) and hold each Covered Person harmless from and against any and all Liabilities which may be incurred by or asserted or awarded against such Covered Person, in each case arising out of or in connection with any investigative, administrative or judicial proceeding (whether or not such Covered Person shall be designated a party thereto) relating to or arising out of this Agreement or the Loan Documents or any actual or proposed use of proceeds of Loans, provided that no Covered Person shall have the right to be indemnified hereunder for Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Covered Person’s gross negligence or willful misconduct.

SECTION 9.04. Set Off. During the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower, and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of the Borrower’s Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Debt of the Borrower to such Bank, other than Debt evidenced by the Note held by such Bank, such amount shall be applied ratably to such other Debt and to the Debt evidenced by the Note held by such Bank, and (b) if such Bank shall receive from the Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of the claim evidenced by the Note held by such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, assignment of claims (to such extent as is necessary), subrogation or otherwise as shall result in each Bank receiving in respect of the Note held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes or any of the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Operations Agent are affected thereby, by the Operations Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (a) increase or decrease the Commitment Amount of any Bank (except as provided in Section 9.06(c)) or subject any Bank to any additional obligation, (b) reduce or forgive the principal of or rate of interest on any Loan or any fees to the Banks hereunder, (c) postpone the date fixed for any payment of principal of or interest on any Loan or any fees to the Banks hereunder or for the termination of the Commitments, or (d) change the percentage of the Commitment Amounts or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Banks.

(b) Any Bank may at any time grant to one or more banks or other institutions (each a “Participant”) participating interests in its Commitment or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Operations Agent, such Bank shall remain responsible for the performance of its obligations hereunder (including the confidentiality provisions of Section 9.10 hereof), and the Borrower and the Operations Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (a), (b), (c) or (d) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest.

(c) Subject to clause (f) below, any Bank may at any time assign to one or more banks (each an “Assignee”) all, or a proportionate amount of at least $5,000,000 of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance in substantially the form of Exhibit F attached hereto executed by such Assignee and such transferor Bank, with, if no Default or Event of Default has occurred and is continuing, the written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, and of the Operations Agent, which consent shall not be unreasonably withheld or delayed; provided that no such consent of the Borrower or the Operations Agent shall be required if the Assignee is an Affiliate of the transferor Bank. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee with respect to the interest assigned, such Assignee shall be a Bank party to this Agreement (in addition to any interest of such Bank held prior to such assignment) and shall have all the rights and obligations of a Bank with the Commitment Amount as set forth in such instrument of assumption (in addition to any interest of such Bank held prior to such assignment), and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this clause (b), the transferor Bank, the Operations Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignor and the Assignee, and the Operations Agent shall be authorized to revise Schedule 1 to reflect such assignment and to circulate such revised Schedule 1 to the Banks and the Borrower, which revised Schedule 1 shall be deemed to be a part hereof and shall be incorporated by reference herein. In connection with any such assignment, the transferor Bank shall pay to the Operations Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Operations Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.15.

(d) Without notice to or consent of any Person, any Bank may at any time assign or pledge all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e) No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.01 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent.

(f) No bank may become an Assignee pursuant to clause (c) above or an Additional Commitment Bank pursuant to Section 2.08 unless such bank constitutes a “bank” (as such term is used in Section 18(f)(1) of the Investment Company Act) in the reasonable judgment of the Borrower and the Operations Agent. No bank may become an Assignee pursuant to clause (c) above or an Additional Commitment Bank pursuant to Section 2.08 if that bank is an Affiliate of the Borrower.

SECTION 9.07. Governing Law; Submission to Jurisdiction. This Agreement and each of the other loan documents are contracts under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of said State of New York (excluding the laws applicable to conflicts or choice of law other than New York General Obligations Law Section 5-1401). The Borrower agrees that any suit for the enforcement of this agreement or any of the other loan documents may be brought in any New York State or U.S. federal court sitting in the City of New York and consents to the nonexclusive jurisdiction of such court and the service of process in any such suit being made upon the Borrower by mail at the address specified in Section 9.01. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

SECTION 9.08. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE OPERATIONS AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or any Agent has represented, expressly or otherwise, that such Bank or Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Operations Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

SECTION 9.09. Confidential Information. (a) Each Bank agrees that any information, documentation or materials provided by the Borrower or the Borrower’s Affiliates, employees, agents or representatives (“Representatives”) disclosing the portfolio holdings of the Borrower or disclosing other non-public information in relation to this Agreement or the Loan Documents

(“Confidential Material”), whether before or after the date of this Agreement, shall be treated confidentially, using the same degree of care that such Bank uses to protect its own similar material.

(b) Such Confidential Information may be disclosed to Representatives of each Bank who need to know such information in connection with the transactions contemplated herein or in connection with managing the relationship of such Bank or its Affiliates with the Borrower but shall not be disclosed to any third party and may not be used for purposes of buying or selling securities, including shares issued by the Borrower; provided, however, that the Banks may disclose Confidential Material to (i) the Federal Reserve Board pursuant to applicable rules and regulations promulgated by the Federal Reserve Board (which, as of the Effective Date, require a filing of a list of all Margin Stock which directly or indirectly secures a Loan), (ii) the extent required by statute, rule, regulation or judicial process, (iii) counsel for any of the Banks or the Operations Agent in connection with this Agreement or any of the other Loan Documents, (iv) bank examiners, auditors and accountants, or (v) any Assignee or Participant (or prospective Assignee or Participant) as long as such Assignee or Participant (or prospective Assignee or Participant) first agrees to be bound by the provisions of this Section 9.09.

(c) Each Bank agrees to promptly provide such information as is reasonably requested by the Borrower in order for the Borrower to monitor (as required by applicable law) whether the Bank’s use of Confidential Material complies with this Section 9.09.

SECTION 9.10. USA PATRIOT Act. Each Bank that is subject to the Act (as hereinafter defined) and the Operations Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Operations Agent, as applicable, to identify the Borrower in accordance with the Act.

SECTION 9.11. Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as an agreement under seal by their respective authorized officers as of the day and year first above written.

BARON SELECT FUNDS, on behalf of itself and its series BARON PARTNERS FUND

By:	/s/ Linda S. Martinson
Name:	Linda S. Martinson
Title:	President and Chief Operating Officer

STATE STREET BANK AND TRUST COMPANY, Individually and as Operations Agent

By:	/s/ Charles A. Garrity
Title:	Vice President

BANK OF AMERICA, N.A., Individually and as Administrative Agent

By:	/s/ Sanjay H. Gurnani
Title:	Senior Vice President

Schedule 1

Banks	Commitment Amount	Commitment Percentage

State Street Bank and Trust Company	$400,000,000	72.73%

Domestic and LIBOR Lending Offices: 225 Franklin Street, MA07 Boston, MA 02110 Attn: Karen A. Gallagher, Vice President Tel: (617) 664-3318 Fax: (617) 664-0646

Bank of America, N.A.	$150,000,000	27.27%

Domestic and LIBOR Lending Offices: Bank of America 901 Main Street 14th Floor; Mail Code TX1-492-14-14 Dallas, TX 75202 Attn: Sharon Moffett Tel: (214) 209-0183 Fax: (214) 290-9428

Address for Notices: Bank of America 9 West 57th St, NY1-301-29-01 New York, NY 10019 Attn: Sanjay Gurnani Tel: (212) 933-2538 Fax: (212) 376-2940 sanjay.gurnani@bankofamerica.com

Total:	$550,000,000	100%

Borrower:

Baron Select Funds, on behalf of its series Baron Partners Fund 767 Fifth Avenue New York, New York 10153 Attention: Chief Financial Officer Tel: (212) 583-2000 Fax: (212) 583-2014

Exhibit A

FORM OF NOTE

$                                                                                                                                                                                                        , 2007

FOR VALUE RECEIVED, BARON SELECT FUNDS, on behalf of its series BARON PARTNERS FUND (the “Borrower”) hereby promises to pay to the order of [INSERT NAME OF BANK] (the “Bank”) at the head office of State Street Bank and Trust Company at 225 Franklin Street, Boston, Massachusetts 02110:

(a) prior to or on the Termination Date (as defined in the Credit Agreement referred to below) the principal amount of [INSERT BANK’S COMMITMENT AMOUNT] Dollars ($            ) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank pursuant to the Credit Agreement dated as of [                        ], 2007 (as amended and in effect from time to time, the “Credit Agreement”), among the undersigned, the Bank and other parties thereto;

(b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

(c) interest on the principal balance hereof from time to time outstanding from the Effective Date (as defined in the Credit Agreement) through and including the maturity date hereof, at the times and at the rates provided in the Credit Agreement.

This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the date of any Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note outstanding and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN ANY NEW YORK STATE OR U.S. FEDERAL COURT SITTING IN THE CITY OF NEW YORK AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 9.01 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its name by its duly authorized officer on behalf of the Borrower as of the day and year first above written.

BARON SELECT FUNDS, on behalf of is series BARON PARTNERS FUND

By:
Name:
Title:

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By:

Exhibit B

FORM OF BORROWING BASE REPORT

Date

To each of the Banks referred

to below

c/o State Street Bank and

Trust Company, as Operations Agent

225 Franklin Street

Boston, Massachusetts 02110

Attention:

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of [                    ], 2007 (as amended and in effect from time to time, the “Credit Agreement”), by and among Baron Select Funds, on behalf of its series Baron Partners Fund, the banks referred to therein as Banks (collectively, the “Banks”), and State Street Bank and Trust Company, as Operations Agent for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

This Borrowing Base Report is delivered to you [as part of a Notice of Borrowing] [pursuant to Section 5.01(c) of the Credit Agreement]. The undersigned hereby certifies to you that Annex 1 is a true and accurate calculation of the Borrowing Base as at the end of [INSERT DATE], determined in accordance with the requirements of the Credit Agreement.

Authorized Officer

Annex 1

to Borrowing Base Report

As of:             , 200__

I.	Eligible Government Securities

(a) Asset Value (as described in the Credit Agreement) of Government Securities:	$	__________

(b) value of any Government Securities (i) subject to any Lien or other Adverse Claim in favor of any party other than the Operations Agent, for the benefit of the Operations Agent and the Banks, or (ii) not subject to a valid and perfected first priority security Interest in favor of the Operations Agent, for the benefit of the Operations Agent and the Bank:	$	__________

(c) (item I(a) less item I(b)) multiplied by 95%	$	__________

II. Eligible Equity Securities

(a) Asset Value (as described in the Credit Agreement) of Equity Securities which (i) have a Value of at least $10.00 per share, and (ii) are traded on the New York or American Stock Exchange or the NASDAQ National Market System:	$	_________

(b) value of any Equity Securities (i) subject to any Lien or other Adverse Claim in favor of any party other than the Operations Agent, for the benefit of the Operations Agent and the Banks, or (ii) not subject to a valid and perfected first priority security Interest in favor of the Operations Agent, for the benefit of the Operations Agent and the Bank:	$	__________

(c) (item II(a) less item II(b)) multiplied by 50%	$	__________

III. Adjustments

(a) Equity Security issuer diversification adjustment (10% maximum): minus:	$	__________

(b) Government Securities subject to any payment default: minus:	$	__________

(c) Assets constituting (i) Illiquid Assets, (ii) assets the subject of a reverse repurchase agreement, dollar roll, securities lending transaction or other Financial Contract or otherwise segregated to satisfy any obligations with respect thereto, or (iii) not permitted to be purchased by the Borrower in accordance with its Prospectus: minus:	$	__________

Borrowing Base (I(c), less II(c), less III(a), less III(b), less III(c)	$	__________

Exhibit C

FORM OF

NOTICE OF BORROWING

DATE:

TO:	State Street Bank and Trust Company, as Operations Agent

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT
telephone 617-664-3861 or 617-664-4005; fax 617-664-3941

FROM:	Baron Select Funds, on behalf of its series Baron Partners Funds
(the “Borrower”)

In connection with the Credit Agreement dated as of September 28, 2007 (as the same may be amended and in effect from time to time) with State Street Bank and Trust Company, as Operations Agent, please increase the outstanding balance of Loans as indicated below. The Loans should be recorded on the books of the Borrower as a liability of the Borrower to the Banks and interest payable to the Banks should be recorded at the agreed upon rate.

(a) Borrowing Date:		______________

(b) Amount of Loan:	$	______________

(c) Type of Loan:		______________

(d) Interest Period for LIBOR Loan:		______________

(e) Aggregate outstanding Loans (after this Loan)	$	______________

(f) Aggregate Commitment Amount		$550,000,000

(g) Borrowing Base Amount per most recent Borrowing Base Report	$	______________

(h) Total Senior Securities Representing Indebtedness per calculation on Annex I to this Notice of Borrowing	$	______________

(i) 33% of Adjusted Net Assets per calculation on Annex I to this Notice of Borrowing	$	______________

Aggregate Loans (item (e)) not to exceed the lesser of item (f) or item (g)

Senior Securities Representing Indebtedness (item (h)) not to exceed 33% of Adjusted Net Assets (item (i))

The Borrower hereby represents and warrants that each of the representations and warranties of the Borrower contained in the Credit Agreement and each of the other Loan Documents is true on and as of the date hereof and will be true on and as of the Borrowing Date immediately before and after the Borrowing requested hereby. The Borrower also represents and warrants that no Default or Event of Default has occurred and is continuing and that no Default or Event of Default shall occur and be continuing immediately before or after the Borrowing requested hereby.

Authorized Officer

Wire to:

ANNEX I to Notice of Borrowing

Section 5.16: Asset Coverage Compliance Calculation

(a) Calculation of Senior Securities Representing Indebtedness
	(i) Aggregate outstanding Loans	$	_____________
plus	(ii) Aggregate outstanding Senior Securities Representing Indebtedness (not including Loans)	$	_____________
equals	(iii) Total Senior Securities Representing Indebtedness			$	__________

(b) Calculation of Adjusted Net Assets
	(i) Total Assets	$	_____________
minus	(ii) Total Liabilities	$	_____________
plus	(iii) Senior Securities Representing Indebtedness	$	_____________
minus	(iii) Value of assets pledged in excess of liability	$	_____________
equals	(iv) Adjusted Net Assets			$	__________

(c) 33% of Adjusted Net Assets				$	__________

Total Senior Securities Representing Indebtedness <= 33% of Adjusted Net Assets					Yes/No

Exhibit D

FORM OF EXTENSION REQUEST

                    , 20__

To each of the Banks referred

to below

c/o State Street Bank and

Trust Company, as Operations Agent

225 Franklin Street

Boston, Massachusetts 02110

Attention:

Re:	Extension of Commitments

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of [                    ], 2007 (as amended and in effect from time to time, the “Credit Agreement”), by and among Baron Select Funds, on behalf of its series Baron Partners Fund, the banking institutions referred to therein as Banks (collectively, the “Banks”), and State Street Bank and Trust Company, as operations agent (in such capacity, the “Operations Agent”) for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 2.08 of the Credit Agreement, the Borrower hereby requests that you extend your Commitment for a 364 day period. The Borrower hereby represents and warrants that each of the representations and warranties of the Borrower contained in the Credit Agreement and each of the other Loan Documents is true on and as of the date hereof and will be true on and as of the date of the extension of the Commitment as requested herein. The Borrower also represents and warrants that no Default or Event of Default has occurred and is continuing.

If you consent to the extension of your Commitment as requested herein, please deliver your written consent to the undersigned as provided in Section 2.09 of the Credit Agreement.

Sincerely,

BARON SELECT FUNDS, on behalf of is series BARON PARTNERS FUND

By:
Name:
Title:

Exhibit E

TEXT OF BORROWER’S COUNSEL OPINION

[To come.]

Exhibit F

FORM OF

ASSIGNMENT AND ACCEPTANCE

Dated as of                     , 20__

Reference is made to the Credit Agreement, dated as of [                    ], 2007 (as from time to time amended and in effect, the “Credit Agreement”), by and among Baron Select Funds, on behalf of its series Baron Partners Fund, the banking institutions referred to therein as Banks (collectively, the “Banks”), and State Street Bank and Trust Company, as operations agent (in such capacity, the “Operations Agent”) for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

                                          (the “Assignor”) and                                                   (the “Assignee”) hereby agree as follows:

§1. Assignment. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a [$                    ] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [                    %] in respect of the Assignor’s Commitment and [                    %] of the Aggregate Commitment Amount, in each case immediately prior to the Effective Date (as hereinafter defined).

§2. Assignor’s Representations. The Assignor (a) represents and warrants that (i) its Commitment Amount is [$                    ], its Commitment Percentage is [            %], the aggregate outstanding principal balance of its Loans equals [$                    ] (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor’s Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations or any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Note delivered to it under the Credit Agreement.

The Assignor requests that the Borrower exchange the Assignor’s Note for new Notes payable to the Assignor and the Assignee as follows:

Notes Payable to the Order of:	Amounts of Notes:
Assignor	$	____________
Assignee	$	____________

§3. Assignee’s Representations. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Operations Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Operations Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Operations Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

§4. Effective Date. The effective date for this Assignment and Acceptance shall be [                    ] (the “Effective Date”). Following the execution of this Assignment and Acceptance each party hereto shall deliver its duly executed counterpart hereof to the Operations Agent for consent by the Operations Agent and recording in the Register by the Operations Agent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

§5. Rights Under Credit Agreement. Upon such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 9.03 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

§6. Payments. Upon such acceptance of this Assignment and Acceptance by the Operations Agent and such recording, from and after the Effective Date, the Operations Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Operations Agent or with respect to the making of this assignment directly between themselves.

§7. Governing Law. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS) OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401.

§8. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

CONSENTED TO:

BARON SELECT FUNDS, on behalf of is series BARON PARTNERS FUND

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY,
as Operations Agent

By:
Name:
Title: